Exhibit 10.2

THIRD AMENDED AND RESTATED ADVISORY AGREEMENT

among

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.,

DIVIDEND CAPITAL TOTAL REALTY OPERATING PARTNERSHIP LP

and

DIVIDEND CAPITAL TOTAL ADVISORS LLC

1.	DEFINITIONS	1
2.	APPOINTMENT	7
3.	DUTIES OF THE ADVISOR	7
4.	AUTHORITY OF ADVISOR	9
5.	BANK ACCOUNTS	9
6.	RECORDS; ACCESS	10
7.	LIMITATIONS ON ACTIVITIES	10
8.	RELATIONSHIP WITH DIRECTORS	10
9.	FEES	10
10.	EXPENSES	12
11.	OTHER SERVICES	13
12.	REIMBURSEMENT TO THE ADVISOR	13
13.	OTHER ACTIVITIES OF THE ADVISOR	14
14.	TERM; TERMINATION OF AGREEMENT	14
15.	TERMINATION BY THE PARTIES	15
16.	ASSIGNMENT TO AN AFFILIATE	15
17.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION	15
18.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP	15
19.	INDEMNIFICATION BY ADVISOR	17
20.	NOTICES	17
21.	MODIFICATION	17
22.	SEVERABILITY	18
23.	CONSTRUCTION	18
24.	ENTIRE AGREEMENT	18
25.	INDULGENCES, NOT WAIVERS	18
26.	GENDER	18
27.	TITLES NOT TO AFFECT INTERPRETATION	18
28.	EXECUTION IN COUNTERPARTS	18
29.	INITIAL INVESTMENT	18

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THIRD AMENDED AND RESTATED ADVISORY AGREEMENT

THIS THIRD AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of March 30th, 2006, is among Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Company”), Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, and Dividend Capital Total Advisors LLC, a Delaware limited liability company.

W I T N E S S E T H

WHEREAS, the Company intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all its business and make all investments in Real Properties and Real Estate Related Securities through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board of Directors of the Company all as provided herein;

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth; and

WHEREAS, the parties hereto are party to an Advisory Agreement, dated as of January 9, 2006.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Advisory Agreement (the “Agreement”), the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition or development of any Real Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company, the Operating Partnership or the Advisor) in connection with making or investing in mortgages or the purchase, development or construction of a Real Property, including real estate commissions, selection fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor. Dividend Capital Total Advisors LLC, a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any person or entity to which Dividend Capital Total Advisors LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the forgoing, a Person hired or retained by Dividend Capital Total Advisors LLC to perform property and securities management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of Dividend Capital Total Advisors LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Advisor Asset Management Fee. For Real Properties, the sum of (i) a monthly fee equal to one-twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all Real Property, (ii) a monthly fee equal to 8.0% of the aggregate monthly Net Operating Income derived from all Real Property under management and (iii) a fee of 1.0% of the sales price of each individual Real Property upon disposition. For Real Estate Related Securities, a monthly fee equal to one-twelfth of 1.0% of the value of the Real Estate Related Securities under management. With the exception of any portion of the Advisor Asset Management Fee related to the disposition of Real Properties, which shall be payable at the time of such disposition, the Advisor Asset Management Fee shall be payable on the 1st of each month, and shall be based upon (i) the aggregate cost (before non-cash reserves and depreciation) of all Real Property as of close of business on the last day of the prior month, (ii) the Net Operating Income derived from all Real Property during the prior month, and (iii) the value of the Real Estate Related Securities as of the close of business on the last day of the prior month.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Articles of Incorporation. The Articles of Incorporation of the Company, as amended from time to time.

Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Real Estate Related Securities and Real Properties, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Board of Directors or Board. The persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

Bylaws. The bylaws of the Company, as the same are in effect from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, or a material breach of this Agreement by the Advisor.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Company shall have the meaning set forth in the preamble of this Agreement.

Company Property. Any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company.

Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

Contract Purchase Price. The amount actually paid or allocated (as of the date of purchase) to the purchase or improvement of Real Property, exclusive of Acquisition Fees and Acquisition Expenses.

Contract Sales Price. The total consideration received by the Company for the sale of a Company Property.

Dealer Manager. Dividend Capital Securities LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the Offering. Dividend Capital Securities LLC is a member of the National Association of Securities Dealers, Inc.

Dealer Manager Fee. Up to: (a) 2.5% of Gross Proceeds from the sale of primary shares in the Offering (not including Shares sold pursuant to the Company’s dividend reinvestment plan) payable to the Dealer Manager for serving as the dealer manager of the Offering.

Director. A member of the Board of Directors of the Company.

Distributions. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Equity Shares. Transferable shares of beneficial interest of the Company of any class or series, including common shares or preferred shares.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company and/or the Operating Partnership to assume and agree to perform the Company’s and/or the Operating Partnership’s obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company and/or the Operating Partnership.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through all Offerings, without deduction for Sales Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

Independent Director. Independent Director shall have the meaning set forth in the Articles of Incorporation.

Independent Expert. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

Joint Ventures. The joint venture or partnership arrangements (other than with Dividend Capital Total Realty Operating Partnership LP) in which the Company or any of its subsidiaries is a co-venturer or general partner which are established to acquire Real Properties.

Listing. The listing of the Shares on a national securities exchange or the quotation of the Shares on the Nasdaq National Market (“Nasdaq”) or the receipt by the Company’s stockholders of securities that are listed on a national securities exchange or the Nasdaq in exchange for the Company’s common stock. Upon such Listing, the Shares shall be deemed Listed.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

Net Operating Income. Equal to (i) revenues from Real Properties, less deferred rents receivable, calculated, in each case, in accordance with GAAP, plus (ii) payments received pursuant to master lease agreements with sellers of Real Properties, less (iii) the costs of maintaining the Real Properties, including, without limitation, taxes, insurance, repairs and maintenance, but excluding depreciation, amortization, principal and interest payments, and capital expenditures, calculated, in each case, in accordance with GAAP.

Offering. The public offering of Shares pursuant to a Prospectus.

Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Operating Partnership Agreement among the Company, the Advisor, and Dividend Capital Total Advisors Group LLC.

OP Unit. Units of limited partnership interest in the Operating Partnership.

Organizational and Offering Expenses. Any and all costs and expenses, other than the Sales Commission, the Dealer Manager Fee and the Servicing Fee, incurred by the Advisor or any Affiliate in connection with the formation, qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees. Organizational and Offering Expenses paid by the Company in connection with its formation will not exceed 1.5% of Gross Proceeds from the sale of primary shares (not including Shares sold pursuant to the Company’s dividend reinvestment plan).

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Prospectus. “Prospectus” has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

Real Estate Asset Value. The amount actually paid or allocated to the purchase, development, construction or improvement of a Real Property, exclusive of Acquisition Fees and Acquisition Expenses.

Real Estate Related Securities. The real estate related securities investments, or such investments the Board of Directors and the Advisor mutually designate as Real Estate Related Securities to the extent such investments could be classified as either Real Estate Related Securities or Real Property, which are owned from time to time by the Company or the Operating Partnership.

Real Property. (i) Land, including the buildings located thereon, or (ii) land only, or (iii) the buildings only, which are owned from time to time by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships, or (iv) such investments the Board of Directors and the Advisor mutually designate as Real Property to the extent such investments could be classified as either Real Property or Real Estate Related Securities.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including the lease of any Real Property consisting of a building only, and including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; or (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any mortgage or portion thereof (including with respect to any mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

Sales Commission. Up to 6.0% of Gross Proceeds from the sale of primary shares in the Offering (not including Shares sold pursuant to the Company’s dividend reinvestment plan) payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.

Servicing Fee. Up to 1.0% of the undiscounted selling price of the Shares offered pursuant the Company’s distribution reinvestment plan payable to the Dealer Manager.

Securities. Any Equity Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Shares. The shares of the common stock of the Company sold in the Offering.

Soliciting Dealers. Broker-dealers who are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.

Special OP Units. The separate series of limited partnership interests to be issued in accordance with Paragraph 9(d).

Sponsor. Any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will control, manage or participate in the management of the Company, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Real Properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company. “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholders. The registered holders of the Company’s Shares.

Termination Date. The date of termination of this Agreement.

Termination Event. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for Good Reason or (iii) by the Company and the Operating Partnership other than for Cause.

Total Development Cost. With regard to any Company Real Property acquired prior to or during the development or acquisition stages, all costs and expenses paid or incurred by the Company that are in any way related to the development of such Real Property, including, but not limited to, land and construction costs.

Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to corporate business, including asset management fees and other fees paid to Advisors, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

Total Property Cost. With regard to any Company Property, an amount equal to the sum of the Real Estate Asset Value of such Real Property plus the Acquisition Fees and Acquisition Expenses paid in connection with such Real Property.

2%/25% Guidelines. For any year in which the Company qualifies as a REIT, the requirement pursuant to the guidelines of the North American Securities Administrators Association, Inc. that, in any 12 month period, Total Operating Expenses not exceed the greater of 2% of the Company’s Average Invested Assets during such 12 month period or 25% of the Company’s Net Income over the same 12 month period.

2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Directors. In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Articles of Incorporation and Bylaws of the Company and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate:

(a) serve as the Company’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s assets and investment policies;

(b) provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;

(c) investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(d) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company and/or the Operating Partnership;

(e) subject to the provisions of Paragraphs 3(g) and 4 hereof, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) make investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; and (v) enter into leases and service contracts for Company Property and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Company Property;

(f) upon request provide the Directors with periodic reports regarding prospective investments;

(g) obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, for any and all investments in and dispositions of Real Properties;

(h) make investments in and dispositions of Real Estate Related Securities within the discretionary limits and authority as granted by the Board;

(i) negotiate on behalf of the Company and the Operating Partnership with banks or lenders for loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;

(j) obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company and/or the Operating Partnership in Real Properties or Real Estate Related Securities;

(k) from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates;

(l) provide the Company and the Operating Partnership with all necessary cash management services;

(m) do all things necessary to assure its ability to render the services described in this Agreement;

(n) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Real Properties and all valuations of Real Estate Related Securities as may be required to be obtained by the Board;

(o) notify the Board of all proposed transactions above $25 million before they are completed; and

(p) effect any private placement of OP Units, tenancy-in-common or other interests in Real Properties as may be approved by the Board.

Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Paragraph 3.

4. AUTHORITY OF ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Directors over the management of the Company, the Directors hereby delegate to the Advisor the authority to (1) locate, analyze and select investment opportunities, (2) structure the terms and conditions of transactions pursuant to which investments will be made, acquired or disposed of for the Company and the Operating Partnership, (3) acquire and dispose of investments in compliance with the investment objectives and policies of the Company, (4) arrange for financing or refinancing Real Property or Real Estate Related Securities, (5) enter into leases and service contracts for Company Property, (6) oversee Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership, (7) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement, and (7) manage accounting and other record-keeping functions for the Company and the Operating Partnership.

(b) Notwithstanding the foregoing, any investment in Real Properties, including any acquisition of Real Property by the Company or the Operating Partnership (including any financing of such acquisition), will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

(c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party. The Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4. If and to the extent the Directors so modify or revoke the authority contained herein, the Advisor shall henceforth submit to the Directors for prior approval such proposed transactions involving investments in Real Property or Real Estate Related Securities as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company and/or the Operating Partnership or in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company and/or the Operating Partnership, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.

6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its Securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor’s Affiliates shall not be liable to the Company or to the Directors or stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Paragraphs 20 and 21 of this Agreement.

8. RELATIONSHIP WITH DIRECTORS. Subject to Paragraph 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation.

9. FEES.

(a) Acquisition Fees. The Advisor shall receive as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Real Property an Acquisition Fee payable by the Company. The total Acquisition Fees paid to the Advisor or its Affiliates shall not exceed (i) 2.0% of the Contract Purchase Price of Real Properties acquired directly or indirectly by the Company for the first $500,000,000 of Real Properties acquired, and 1.0% thereafter, and (ii) 4.0% of the Total Development Cost of Real Properties developed by or on behalf of the Company for services provided by the Advisor, its Affiliates, or sub-contractors thereof. Acquisition Fees shall be payable on the acquisition of a specific Real Property, on the acquisition of a portfolio of Real Properties through a purchase of assets, merger or similar transaction, or on the completion of development of a Real Property or Real Properties for the Company. However, the total of all Acquisition Fees and Acquisition Expenses payable with respect to any Real Property or Real Properties shall not exceed 6% of the Contract Purchase Price or the Total Development Cost (as applicable) of such Real Property or Real Properties unless fees in excess of such amount are approved by a majority of the Directors not interested in such transaction and by a majority of the Independent Directors not interested in such transaction.

(b) Real Estate Sales Commissions. If the Advisor or an Affiliate provides a substantial amount of the services in connection with the Sale of one or more Real Properties, the Advisor or an Affiliate shall receive a real estate sales commission equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) 1% of the Contract Sales Price of such Real Property or Real Properties. The Real Estate Commission may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company with respect to the sale of such Real Property or Real Properties shall not exceed an amount equal to the lesser of (i) 6% of the Contract Sales Price of the Real Property or Real Properties or (ii) the Competitive Real Estate Commission.

(c) Advisor Asset Management Fee. The Advisor shall receive as compensation for services rendered in connection with the management of the Company’s assets the Advisor Asset Management Fee. The Advisor Asset Management Fee shall be payable by the Company in cash or in Shares at the option of the Advisor, and may be deferred, in whole or in part, from time to time, by the Advisor (without interest). The Advisor Asset Management Fee shall be calculated monthly and includes, for Real Properties: (i) a monthly fee not to exceed one-twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of Real Properties; (ii) a monthly fee not to exceed 8.0% of the aggregate monthly Net Operating Income derived from all Real Properties; and (iii) a fee not to exceed 1.0% of the Contract Sales Price of each Real Property sold upon its disposition. For Real Estate Related Securities, the Advisor Asset Management Fee will consist of a monthly fee not to exceed one-twelfth of 1.0% of the value of the Real Estate Related Securities. With the exception of any portion of the Advisor Asset Management Fee related to the disposition of Real Properties, which shall be payable at the time of such disposition, the Advisor Asset Management Fee shall be payable on the 1st of each month, and shall be based upon (i) the aggregate cost (before non-cash reserves and depreciation) of all Real Property as of close of business on the last day of the prior month, (ii) the Net Operating Income derived from all Real Property during the prior month, and (iii) the value of the Real Estate Related Securities as of the close of business on the last day of the prior month.

(d) Operating Partnership Interests. The Advisor has made a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units. An affiliate of the Advisor also will be issued OP Units constituting a separate series of limited partnership interests (the “Special OP Units”). Upon the earliest to occur of the termination of this Agreement for Cause, a Termination Event or a Listing, all of the Special OP Units shall be redeemed by the Operating Partnership in accordance with the terms of the Operating Partnership Agreement.

(e) Loans from Affiliates. If any loans are made to the Company or the Operating Partnership by the Advisor or any Affiliate, the maximum amount of interest that may be charged shall be the lesser of (i) 1% above the prime rate of interest charged from time to time by the principal bank then used by the Company or the Operating Partnership and (ii) the rate that would be charged to the Company or the Operating Partnership by unrelated lending institutions on comparable loans for the same purpose. The Advisor or any Affiliate thereof may not make any loan to the Company or the Operating Partnership unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such loan approve the loan as being fair, competitive, and commercially reasonable and no less favorable to the Company or the Operating Partnership than loans between unaffiliated parties under the same circumstances.

(f) Exclusion of Certain Transactions. In the event the Company or the Operating Partnership shall propose to enter into any transaction in which an officer or director of the Company, and the Operating Partnership, the Advisor, or any Affiliate of the Company, the Operating Partnership or the

Advisor has a direct or indirect interest, then (i) such transaction shall be approved by a majority of the Board of Directors and also by a majority of the Independent Directors and (ii) any commissions or remuneration received by any such persons in connection with such transaction shall be deducted from the fees payable under this Agreement.

(g) Product Specialists. In the event the Advisor enters into strategic alliances with product specialists with respect to investments in real properties or real estate related securities on behalf of the Company or the Operating Partnership as provided for in the Company’s prospectus, and the product specialists perform services that entitle them to Acquisition Fees and/or Asset Management Fees, any such fees will be paid by the Advisor (and not by the Company or the Operating Partnership) out of the Acquisition Fees and/or Asset Management Fees the Advisor receives from the Company or the Operating Partnership.

10. EXPENSES.

(a) In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i) the Company’s Organizational and Offering Expenses; provided, however, that within 60 days after the end of the month in which the Offering terminates, the Advisor shall reimburse the Company for any Organizational and Offering Expenses reimbursement received by the Advisor pursuant to this Paragraph 10, to the extent that such reimbursement exceeds the maximum amount permitted or, at the option of the Company, such excess shall be subtracted from the next reimbursement of expense to be made by the Company pursuant to this Paragraph 10. The Advisor shall be responsible for the payment of all the Company’s Organizational and Offering Expenses in excess of the maximum amount permitted;

(ii) Acquisition Expenses incurred in connection with the selection and acquisition of Real Properties;

(iii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Real Estate Related Securities;

(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

(v) taxes and assessments on income of the Company or Real Properties;

(vi) costs associated with insurance required in connection with the business of the Company or by the Directors;

(vii) expenses of managing and operating Real Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person.

(viii) all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(ix) expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares and Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;

(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

(xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii) administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

(xiv) audit, accounting and legal fees.

(b) Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Paragraph 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership and the calculation of the Advisor Asset Management Fee during each quarter, and shall deliver such statement to the Company and the Operating Partnership within 45 days after the end of each quarter.

11. OTHER SERVICES. Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Company, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

12. REIMBURSEMENT TO THE ADVISOR. For any year in which the Company qualifies as a REIT, the Company shall not reimburse the Advisor at the end of any fiscal quarter Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then (i) the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that Total Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines or (ii) the Excess Amount may be paid in the Expense Year and within 60 days after the end of such Expense Year there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

13. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Directors (including the Independent Directors) to ensure that the Advisor and its Affiliates adopt the method approved by the Independent Directors, by which investments are to be allocated to the competing investment entities and to use their best efforts to ensure that such method is applied fairly to the Company.

The Advisor may make such an investment only after (i) such investment has been offered to the Company, the Operating Partnership and all public partnerships and other investment entities Affiliated with the Company with funds available for such investment and (ii) such investment is found to be unsuitable for investment by the Company, the Operating Partnership, such partnerships and investment entities. The Advisor’s Affiliates may make such an investment subject to the method approved by the Independent Directors, by which investments are to be allocated to the competing investment entities.

In the event that the Advisor is presented with a potential investment which might be made by the Company or the Operating Partnership and by another investment entity which the Advisor advises or manages, the Advisor shall consider the investment portfolio of each entity; cash flow of each entity; the effect of the acquisition on the diversification of each entity’s portfolio; rental payments during any renewal period; the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage; the funds of each entity available for investment and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available which the Advisor determines is suitable for the Company or the Operating Partnership based on the criteria set forth above, then the investment opportunity shall be offered to the Company or the Operating Partnership, consistent with the method approved by the Independent Directors. The Advisor may consider the investment for its own investment only if such investment is deemed inappropriate for any investment entity which is advised or managed by the Advisor, including the Company and the Operating Partnership.

14. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date hereof, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Company and/or the Operating Partnership for Cause or upon the bankruptcy of the Advisor, (ii) upon 60 days written notice without Cause and without penalty by a majority of the Independent Directors of the Company or (iii) upon 60 days written notice with Good Reason by the Advisor.

16. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

17. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION. Payments to the Advisor of unpaid expense reimbursements pursuant to this Section 19 shall be subject to the 2%/25% Guidelines to the extent applicable.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

(iii) deliver to the Directors all assets, including Real Properties and Real Estate Related Securities, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with the Company and the Operating Partnership to provide an orderly management transition.

18. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation of the Company. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of the Advisor and its Affiliates, including their respective officers, directors, partners and employees, for any loss or liability suffered by the Advisor and its Affiliates, including their respective officers, directors, partners and employees, nor shall they provide that the Advisor and its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all of the following conditions are met:

(a) The Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(b) The Advisor was acting on behalf of or performing services for the Company and the Operating Partnership;

(c) Such liability or loss was not the result of negligence or misconduct by the Advisor; and

(d) Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its shareholders.

Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by the Advisor and its Affiliates, including their respective officers, directors, partners and employees, unless one or more of the following conditions are met:

(a) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Advisor;

(b) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Advisor; or

(c) A court of competent jurisdiction approves a settlement of the claims against the Advisor and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company and the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

In addition, the advancement of the Company’s or the Operating Partnership’s funds to the Advisor and its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(a) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(b) The legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(c) The Advisor undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which the Advisor is found not to be entitled to indemnification.

19. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor. Notwithstanding the foregoing, the Company and the Operating Partnership may not indemnify or hold harmless the Advisor, its Affiliates, or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the provisions of Section II.G of the REIT Guidelines adopted by the North American Securities Administrators Association.

20. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Dividend Capital Total Realty Trust Inc. 518 17th Street 17th Floor Denver, CO 80202

To the Operating Partnership:	Dividend Capital Total Realty Operating Partnership LP 518 17th Street 17th Floor Denver, CO 80202

To the Advisor:	Dividend Capital Total Advisors LLC 518 17th Street 17th Floor Denver, CO 80202

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Paragraph 22.

21. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

22. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

24. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

25. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

27. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

29. INITIAL INVESTMENT. The Advisor has made a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units. The Advisor may not sell any of the OP Units while the Advisor acts in such advisory capacity to the Company, provided, that such OP Units may be transferred to Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Advisory Agreement as of the date and year first above written.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:	/s/ MARC J. WARREN
Name:	Marc J. Warren
Title:	President

DIVIDEND CAPITAL TOTAL REALTY OPERATING PARTNERSHIP LP

By:	/s/ MARC J. WARREN
Name:	Marc J. Warren
Title:	President

DIVIDEND CAPITAL TOTAL ADVISORS LLC

By: Dividend Capital Total Advisors Group LLC, its Sole Member

By:	/s/ EVAN H. ZUCKER
Name:	Evan H. Zucker
Title:	Manager